UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2024, a majority of the shareholders of SusGlobal Energy Corp. (the "Company") acting via written consent in lieu of a special meeting, in compliance with Article 1 Section 9 of the Company's bylaws, voted to approve the removal of Bruce Rintoul from his position as a member of the board of directors of the Company (the "Board"), effective immediately.

Based on discussions with Mr. Rintoul prior to his appointment to the Board in February 2023, the Company's management and Board had the impression that Mr. Rintoul would help facilitate a possible transaction with a company in the environmental services industry at which Mr. Rintoul had previously been employed.

Mr. Rintoul did not facilitate this possible transaction.

In addition, all members of the Board were asked to lend money to the Company or buy shares of the Company's common stock to enable the Company to pay fees owed to the Company's independent registered public accounting firm to enable the Company to file its Form 10-Q for the period ended March 31, 2024 and June 30, 2024. Mr. Rintoul declined to lend money to the Company or buy shares of the Company's common stock.

Following Mr. Rintoul not lending money or buying shares, shareholders with a majority of the shares felt that Mr. Rintoul was not acting in the best intertest of the Company and voted to remove him.

The Company has provided Mr. Rintoul with a copy of this Current Report on Form 8-K no later than the date of its filing with the Securities and Exchange Commission and will provide Mr. Rintoul with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: October 3, 2024	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer